Exhibit 5.1

Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 Tel +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

August 30, 2016

Board of Directors

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

Re:	Post-Effective Amendment No. 3 on Form S-8 to Form S-4
Post-Effective Amendment No. 4 on Form S-3 to Form S-4
(File No. 333-177050)
Parkvale Financial Corporation 1993 Key Employee Stock Compensation Program
Parkvale Financial Corporation 1993 Directors’ Stock Option Plan
Parkvale Financial Corporation Amended and Restated 2004 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to F.N.B. Corporation, a Pennsylvania corporation (the “Corporation”), in connection with Post-Effective Amendment No. 3 on Form S-8 and Post-Effective Amendment No. 4 on Form S-3, both being filed by the Corporation with the Securities and Exchange Commission (the “Commission”) on the date hereof, to the Registration Statement on Form S-4 (File No. 333-177050), which was originally filed by F.N.B. Corporation, a Florida corporation, with the Commission on September 28, 2011, and amended prior to the date hereof by Pre-Effective Amendment No. 1 filed on November 3, 2011, Post-Effective Amendment No. 1 on Form S-8 filed on January 26, 2012, and Post-Effective Amendment No. 2 on Form S-3 filed on January 27, 2016 (the “Registration Statement”).

As amended by Post-Effective Amendment No. 3 on Form S-8, the Registration Statement relates to the offering on a Form S-8 registration statement of (i) 171,517 common shares of the Corporation, par value $0.01 per share (the “Common Shares”), pursuant to outstanding equity awards under the Parkvale Financial Corporation 1993 Key Employee Stock Compensation Program (the “1993 Employee Plan”), (ii) 16,335 Common Shares pursuant to outstanding equity awards under the Parkvale Financial Corporation 1993 Directors’ Stock Option Plan (the “1993 Directors’ Plan”) and (iii) 219,978 Common Shares pursuant to outstanding equity awards under the Parkvale Financial Corporation Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”). As amended by Post-Effective Amendment No. 4 on Form S-3, the Registration Statement relates to the offering on a Form S-3 registration statement of (i) 2,178 Common Shares pursuant to outstanding equity awards under the 1993 Employee Plan, (ii) 59,895 Common Shares pursuant to outstanding equity awards under the 1993 Directors’ Plan and (iii) 157,905 Common Shares pursuant to outstanding equity awards under the 2004 Plan.

Board of Directors August 30, 2016 Page 2

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, instruments and documents as we deemed necessary to render the opinions hereinafter expressed, including but not limited to: the Registration Statement, as amended by Post-Effective Amendment No. 3 on Form S-8 and Post-Effective Amendment No. 4 on Form S-3, the Articles of Incorporation of the Corporation as currently in effect, the Bylaws of the Corporation as currently in effect and the 1993 Employee Plan, the 1993 Directors’ Plan and the 2004 Plan. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. We have also assumed that Post-Effective Amendment No. 3 on Form S-8 and Post-Effective Amendment No. 4 on Form S-3 shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and their effectiveness shall not have been terminated or rescinded.

Our examination of matters of law in connection with the opinions set forth below has been limited to, and accordingly our opinions herein are limited to, the Pennsylvania Business Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares have been duly authorized and, when the Common Shares have been issued in accordance with the 1993 Employee Plan, the 1993 Directors’ Plan or the 2004 Plan, as applicable, the Common Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion as an exhibit to each of Post-Effective Amendment No. 3 on Form S-8 and Post-Effective Amendment No. 4 on Form S-3 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP

GRW/PCH